EXHIBIT 23.2

CONSENT OF WENDEL, ROSEN, BLACK & DEAN, LLP

We hereby consent to all references to our firm under the captions “Federal Income Tax Consequences” and “Legal Matters” in the Prospectus that is part of Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-69272), to be filed with the Securities and Exchange Commission on or about April 15, 2005, as may be amended from time to time, and to the quotation or summarization in the Prospectus of our legal opinion filed as an exhibit to the Post-Effective Amendment.

/s/ WENDEL, ROSEN, BLACK & DEAN, LLP

Oakland, California April 15, 2005